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                                                                    EXHIBIT 10.2













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                      BUSINESS SALE AND PURCHASE AGREEMENT
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                         BY AND AMONG:


                   (1)   WIPRO LIMITED

                   (2)   WIPRO EPERIPHERALS LIMITED

                   (3)   PROMOTERS




                     Dated August, 30  2000
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CONTENTS                                         Page


Clause Heading

1  Definitions and Interpretation
2 Sale of business
3 Consideration
4 Completion
5 Factory Land
6 Factory Buildings
7 Factory Plant, Machinery and other Fixed Assets
8 Items of general stores in stock
9 Licensed and Registrations
10  Amenities including water, electricity, drainage, etc.
11  Equipment, Furniture, Fixtures and other Fixed Assets
12  Leased Assets
13  Intellectual Property
14  Business Liabilities
15  Contracts under negotiation
16  Dealer and Franchisee channel contracts
17  Other contracts
18  Principal and Collaborator contracts
19  Wipro name and Wipro Brand name
20  Transition provisions
21  Post completion matters and indemnities
22  Representations and warranties
23  Miscellaneous

SCHEDULES

Schedule 1     Factory Land
Schedule 2     Factory Building
Schedule 3     Intellectual property
                Part A - Intellectual property which includes the name Wipro as suffix or prefix
                Part B - all other intellectual property
Schedule 4     Principal and Collaborator contracts
                Part A - Existing principal and collaborator contracts
                Part B - Expired principal and collaborator contracts


EXHIBITS

Exhibit A          Promoters list
Exhibit B          Participation and Management Agreement
Exhibit C          Trademark Licence Agreement
Exhibit D          Facilities and Services Agreement
Exhibit E          Intellectual Property Assignment Agreement
Exhibit F          Form of Novation Agreement with Dealer and Franchisee Channel
Exhibit G1         Form of Novation Agreement with third parties (customers,
                   suppliers, etc.)
Exhibit G2         Form of Assignment of Lease agreement with Lessors of the
                   office premises including the residential premises
Exhibit H          Form of Novation Agreement with Principal and Collaborators
Exhibit I          Form of Acknowledgement of transfer of employment

THIS BUSINESS SALE AND PURCHASE AGREEMENT is made on the 30th of  August, 2000

BETWEEN:

(1) WIPRO LIMITED, a company deemed to be registered under the provisions of the Companies Act, 1956, whose registered office is Doddakannelli, Sarjapur Road, Bangalore 560 035, India (hereinafter referred to as "WIPRO " which term and expression shall wherever, the context otherwise requires, be deemed to include its successors);

(2) WIPRO ePERIPHERALS LIMITED, a company registered under the provisions of the Companies Act, 1956, whose registered office is 40/1A, Basappa Complex, Lavelle Road, Bangalore, India ("COMPANY" which term and expression shall wherever the context otherwise requires be deemed to include its successors);

(3) THE PARTIES listed in Exhibit A to this Agreement (hereinafter collectively referred to as "Promoters" which term and expression shall wherever the context otherwise requires be deemed to include its successors and assigns)


WHEREAS:

A. WIPRO is a diversified company having a presence in a number of businesses. The Vendor has, inter alia, been carrying on the business of manufacture and marketing of computer peripherals through its Peripherals Systems Division (PSD).

B. Wipro ePeripherals Limited is a company incorporated on July 5th 2000, which has as its main objects to design, develop, manufacture, market, trade, maintain and export computer peripherals.

C. WIPRO decided to restructure PSD as a separate legal entity to allow entrepreneurial talent, to get strategic investment, to facilitate the growth of the volume driven product business in the new entity and to create value for its shareholders.

D.   Consequent to this decision, WIPRO entered into Memorandum of Understanding
     (MOU) with the Promoters on June 30th, 2000 for the transfer of PSD to the Company (after its incorporation).

E. Consistent with the requirements of the MOU, the Company has since accepted the provisions of the MOU as valid and binding on itself, in accordance with the provisions of the Companies Act, 1956 as well as the Specific Relief Act.

F. In keeping with the conditions of the MOU, the Company have undertaken a detailed due diligence (legal, commercial, business and financial) of the Business and based on such due diligence have decided to proceed with this transaction.

G. Therefore, the Parties hereto are now entering into this Business Sale and Purchase Agreement whereby WIPRO has agreed to sell and the Company has agreed to purchase the Business.

NOW IT IS HEREBY AGREED BY AND BETWEEN THE PARTIES as follows:

1.   DEFINITIONS AND INTERPRETATION

1.01  Definitions:
      -----------

In this Agreement, the terms listed below shall, unless the context requires otherwise, have the meanings attached to them. These terms may be identified by the capitalisation of the first letter of each principal word thereof.

1.1.1 "Agreement" means this Business Sale and Purchase Agreement and includes the recitals, schedules and appendices, and any amendments to this Agreement executed by and between the Parties in writing.

1.1.2 "Business" means the PSD as a going concern, as presently carried on by WIPRO and, where the context permits, shall include the Business Assets and Business Liabilities ;

1.1.3 "Business Assets" means all of the assets employed as on the effective date solely in the Business which have been identified by and between the Parties and set out in detail as under:

(a)  Factory Land and Factory Building as defined and detailed in Schedule 1;
                                                                  ----------
(b) Factory Plant and Machinery and other fixed assets including assets taken on lease by WIPRO as defined and detailed in the Fixed Asset register maintained by WIPRO in respect of its PSD business and duly certified by the statutory auditors of Wipro;
(c)  All items of general stores in Stock
(d) All Licenses and Registrations required under law for carrying on the businesseswherever so required to be transferred by WIPRO to the Company, at the request of the Company;
(e)  All amenities like water, electricity, drainage, etc;
(f) All equipments, furniture, fixtures and other fixed assets including assets taken on lease by WIPRO wherever situated as defined and detailed in the Fixed Asset register maintained by WIPRO in respect of its PSD business and duly certified by the statutory auditors of WIPRO
(g)  Intellectual Property as defined and detailed in Schedule 2;
                                                      ----------
(h) All current assets relating to the business as on the Effective date which are included in the Audited statement of Accounts of Wipro relating to PSD.

1.1.4 "Business liabilities" means the all liabilities relating to the business as on the Effective date which are included in the Audited statement of accounts of WIPRO relating to PSD .

1.1.5 "Consideration" means the consideration for the sale and purchase of the Business specified in Clause 3.01;

1.1.6 "Completion" means the completion of all activities relating to the sale and purchase of the Business by the Company as specified in Clause 4.02;

1.1.7 "Contracts under negotiation" means all contracts and agreements currently under negotiation in the Business by and between WIPRO and any third party.

1.1.8 "Deferred Benefits" means the benefits accruing to the Employees under the provident fund, gratuity and pension and accumulated leave

1.1.9 "Dealer and Frachisee channel contracts" means all the existing and valid contracts of the Business executed by WIPRO with Dealer and Frachisee Channel.

1.1.10 "Effective Date" means the close of business of August 31, 2000 or such other date as the parties may mutually agree in writing;

1.1.11 "Employees" means all the employees of PSD who are to be transferred to the Company at Completion;

1.1.12 "Equity share capital" means the total issued, subscribed and paid up equity share capital

1.1.13  "Principal and Collaborator contracts" means;

        (i) all existing and valid contracts and agreements of the Business executed by and between WIPRO and any Principal and/or collaborator as detailed in Part A of Schedule 4 and

       (ii) all expired agreements and contracts of the Business which were executed by and between WIPRO and any Principal and/or Collaborator as detailed in Part B of Schedule 4, in terms of which, post expiration of such agreements and contracts, WIPRO continues to enjoy any right.

1.1.14 "Other Contracts" means all other existing and valid contracts and agreements of the Business executed by and between WIPRO and any other third party

1.1.15 "Promoters" means all the PSD employees who are shareholders of the Company each of whom individually or along with their relatives hold more than 0.5% of the equity share capital of the Company.

1.1.16 "Parties" means WIPRO, Purchaser and the Promoters collectively and the term "party" shall be construed accordingly.

1.1.17 "PSD" means the Peripherals Systems Division (which forms part of the Wipro Infotech business) of WIPRO (also known as Wipro Peripherals).

1.1.18 "MOU" means the Memorandum of Understanding dated June 30, 2000 entered into by and between WIPRO and the Promoters.

1.02  Interpretation
      --------------

In this Agreement and the Exhibits    and Schedules     hereto, except to the
extent that the context otherwise requires:

(a) References to any document or agreement including this Agreement shall be deemed to include any references to such documents or agreements as amended, supplemented or replaced from time to time in accordance with its terms and (where applicable) subject to compliance with the requirements set forth therein.

(b) References to a statute, ordinance or other law shall be deemed to include regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them.

(c)  References herein to Clauses    Exhibits     and Schedules      are to
     clauses in and schedules to this Agreement unless the context requires otherwise and the Schedules to this Agreement shall be deemed to form part of this Agreement. The headings are inserted for convenience only and shall not affect the construction of this Agreement.

(d) Unless the context requires otherwise, words importing the singular include the plural and vice versa and words importing a gender include every gender.


2.    SALE OF BUSINESS

2.01 Subject to the terms of this Agreement WIPRO shall sell as legal and beneficial owner and the Company shall purchase, together with all rights now or hereinafter attaching thereto, the Business.

2.02 WIPRO, in entering into this Agreement, has relied on the representations and warranties of the Company as set out in Clause 23.01 of this Agreement.

2.03 The Company, in entering into this Agreement, has relied on the representations and warranties of WIPRO as set out in Clause 23.02 of this Agreement.

2.04  The sale of the Business shall take effect on and from the Effective Date.


3.    CONSIDERATION

3.01 The Consideration payable by the Company for the acquisition of the Business shall be discharged as follows:

(a) Issue and allotment by the Company to WIPRO of 5,460,000 fully paid up equity shares of Rupees Ten each (Rs. 10/-) at par valued in the aggregate at Rs.54,600,000 (Rupees Fifty Four Million six hundred thousand only) which post issue (excluding issue of shares under Clause 20.3(c) and (d) would constitute 39% of the total Equity share capital of the Company.

(b) Issue and allotment by the Company to WIPRO of 1,000,000 12.5% 5 year redeemable secured debentures of Rs.100/- each at par valued in the aggregate Rs.100,000,000 (Rupees One Hundred Million) to be redeemed in 10 quarterly installments with a moratorium of 10 quarters from the Effective Date in respect of which interest will be payable quarterly on a rear ended basis.

(c) Rs.85,400,000/- (Rupees Eighty Five Million Four Hundred Thousand) by way of a cheque.

3.02 The consideration shall be adjusted and discharged by way of cheque after finalisation of the net asset value as of the Effective date as approved by the Company and Wipro

4.    COMPLETION

4.01 Completion shall take place on or before August 31, 2000 at the offices of WIPRO or at such other place as the Parties may mutually agree.


4.02 Prior to Completion, the Parties shall pass appropriate resolutions at meetings of their General Body and /or Boards (as may be necessary under applicable law) to give effect to the provisions of this Agreement. Such resolutions would enable the performance of their obligations herein and with respect to the Consideration that the Company has to make over to WIPRO in terms of Clause 3.01.

4.03 It is agreed that on completion all (and not part only) of the following businesses shall be transacted on

      a.   the allotment of equity shares and debentures referred to in clause
           3.01 (a) and (b)

      b.   the handing over to WIPRO of the cheques referred to in clause 3.01
           (c).

4.04 The adjusted consideration as referred to in Clause 3.02 shall be paid by the Company to Wipro not later than September 30, 2000 failing which interest at the rate of 18% p.a. shall be payable from the due date till the date of payment.

5.    FACTORY LAND

5.01 The Factory Land was taken on lease by WIPRO from the KIADB with an undertaking to make absolute the sale of the Factory Land to WIPRO on completion of the lease period and compliance by WIPRO with all conditions of the lease.

5.02 Upon expiry of the Lease period for the Factory Land WIPRO is entitled to purchase the Factory Land from KIADB, on payment of such sums as may be stipulated by KIADB who owns the Factory Land

5.03 WIPRO has agreed to transfer and/or convey all the rights, title, etc to the Factory land to the Company either upon expiry of the lease period or at any time prior thereto but with the consent of KIADB.


5.04 On the request of the Company, WIPRO confirms that it shall make every effort for the direct conveyance of the Factory Land in favour of the Company consequent to the provisions of this Agreement. If such efforts are not successful, the Company agrees that WIPRO shall obtain conveyance of the Factory Land by KIADB to WIPRO and thereafter, WIPRO shall convey the Factory Land to the Company, subject to applicable law and the provisions of this Agreement.

      It is clarified that for the conveyance in favour of Company, the Company shall at all times be liable for the consideration payable to KIADB as stipulated in clause 5.02 above , including stamp duty, registration charges, legal fees, cesses or other statutory levies or charges etc.

      In the event of KIADB insisting upon first transferring the Factory land in favour of WIPRO, then WIPRO shall be liable for all costs of transfer including stamp duty, registration charges, legal fees, cesses or statutory fees, charges etc. However, the consideration payable to KIADB as stipulated in Clause 5.02 above shall be to the account of the Company.

      In the event of a direct conveyance from KIADB to the Company, the Company shall be liable for all costs of transfer including stamp duty, registration charges, legal fees, cesses or statutory fees, charges etc.


5.05 Consistent with the requirements of Clause 5.04the Parties shall co-operate with each other in good faith to ensure that the transfer / conveyance of the Factory Land to the Company is completed by a registered instrument at the earliest. From the Effective Date till such time as the Factory Land is transferred / conveyed to the Company, WIPRO shall grant the Company a right to use the Factory Land without any charge. However, all costs, expenses and charges in connection with the use of the Factory Land shall be to the Company's account.

6.    FACTORY BUILDINGS

6.01  The Factory Buildings have been constructed by WIPRO on the Factory Land.

6.02 WIPRO agrees that it shall transfer / convey the Factory Buildings to the Company by a registered instrument at the time of conveyance of the Factory Land to the Company in accordance with Clause 5 hereto. From the Effective Date till such time as the Factory Building is transferred / conveyed to the Company, WIPRO shall grant the Company a right to use the Factory Building. However, all costs, expenses and charges in connection with the use of the Factory Land shall be to the Company's account.


7. FACTORY PLANT, MACHINERY AND OTHER FIXED ASSETS AND ITEMS OF GENERAL STORES IN STOCK

7.01 The Factory Plant, Machinery and other fixed assets including assets taken on lease by WIPRO located in the Factory Building or on the Factory Land shall stand transferred to the Company on the Effective Date.

7.02 The items of general stores in Stock stored in the Factory Land, Factory Building and in any other premises shall stand transferred to the Company on the Effective Date.


8.    CURRENT ASSETS

8.01 All current assets viz inventories, sundry debtors, cash and bank balances, loans and advances, etc shall be transferred to the Company as on the Effective date.

9.    LICENSES AND REGISTRATIONS

9.01 The Company is entitled to seek the transfer / assignment of the Licenses and Registrations and WIPRO shall co-operate with the Company in good faith and shall take all reasonable steps that the Company may require to ensure that such Licenses and Registrations are transferred / assigned to the Company in a timely manner.

9.02 If the Company decides that it would not like the transfer / assignment of any particular License or Registration, it shall inform WIPRO immediately. WIPRO shall then be free to revoke such License or Registration or to continue with the same, with no responsibility / liability on the part of the Company.


10.    AMENITIES INCLUDING WATER, ELECTRICITY, DRAINAGE, ETC

10.01 The Amenities including water, electricity, drainage, etc and shall stand transferred to the Company on the Effective Date.

10.02 WIPRO shall co-operate with the Company and shall take all reasonable steps that the Company may require to ensure that all deposits and transfer of all permits / licenses in relation to the Amenities are transferred to the Company.


11     EQUIPMENT, FURNITURE, FIXTURES AND OTHER FIXED ASSETS

     All the equipments, furniture, fixtures, telephone and other fixed assets shall be transferred / conveyed to the Company on effective date.

12     LEASED ASSETS

12.01 Subject to Clause 12.02,7.1 and 10.01 , all the Leased assets (forming part of the Business Assets shall be transferred / assigned to the Company by way of appropriate instruments within one month from the Effective Date or such date as may be extended by the Parties.

12.02 With respect to any Leased assets which require the consent of the lessor prior to such transfer / assignment, WIPRO and Purchaser shall take all steps as may be necessary to obtain such consent within the period stipulated in Clause 12.01. If the lessor does not give consent within such stipulated period, the Parties shall examine the feasibility of a sub-lease of the said Leased assets (in accordance with the terms and conditions of the lease between the lessor and WIPRO) to the Company. If a sub-lease is not feasible, WIPRO shall be under no obligation to transfer / assign the particular Leased assets.

13  INTELLECTUAL PROPERTY

13.01 WIPRO has a wholly owned subsidiary Wipro Trademarks Holding Limited ("Wipro Trademarks") which owns the Intellectual Property (forming part of the Business Assets as detailed in Schedule 3).

13.02  WIPRO confirms that the Intellectual Property as detailed in Part A of
       Schedule 3 lists out all the Intellectual Property which has the name "Wipro" suffixed to the trade name.

13.03 WIPRO confirms that all other Intellectual Property which do not conform to the conditions stipulated in Clause 13.02 above are listed in Part B of Schedule 3.

13.04 For a period of three years from the Effective Date, WIPRO shall permit the Company to use each of the Intellectual Property listed in Part A of
       Schedule 3 in accordance with the procedure set out as per applicable law as well as the terms and conditions contained in the Trade Mark Licence Agreement.

13.05 After the expiry of the three year period stipulated in Clause 13.04, WIPRO shall assign each of the Intellectual Property listed in Part A of
       Schedule 3 to the Company subject to the Company deleting the name "Wipro" as a suffix to the trade mark. For this purpose, Wipro and the Company agree to either;


a. Wipro submitting to the Trade Mark Registry for cancellation of the registration of the Intellectual Properties so as to enable the Company to file fresh applications for registering the trade mark without the suffix "Wipro".

     Or

b. Wipro assigning on an "as is where is basis" the trade marks to the Company along with an application for amendment of the Trade Mark registration for deleting all references to the name "Wipro" in the trade mark.


13.07 WIPRO confirms that it shall, in good faith, take such steps as may be necessary to ensure that Wipro Trademarks Holding Limited transfers the Intellectual Property as detailed in Part B of Schedule 3 to the Company on an "as is where is basis" within one month from the Effective Date in accordance with the procedure set out as per applicable law as well as the terms and conditions and the provisions contained in the Intellectual Property Assignment Agreement to be executed by and between WIPRO and the Company.

13.08 In respect of the Intellectual Property rights pertaining to Genius Writer in PSD, the same shall be licensed by WIPRO to the Company on a non exclusive basis, for a period of three years from the effective date. After the 3 year period, the parties shall mutually decide on any further license.

14     BUSINESS LIABILITIES

14.01  All Business Liabilities shall be to the account of the Company.

14.02 Subject to Clause 14.03 all other liabilities other than Business liabilities pertaining to PSD which crystalizes not later than March 31, 2002 shall be to the account of WIPRO provided that such liabilities pertain to the period prior to March 31, 1998

14.03 All sales tax liabilities pertaining to PSD pertaining to Financial Years 97-98, 98-99, 99-2000 and 1.4.2000 to 31.3.2001 shall be to the account of the Company provided that;

       a. the liability is identified by either the Company or WIPRO on or before June 30, 2002
       b.  the liability does not exceed Rs.20 Mn in the aggregate

15     CONTRACTS UNDER NEGOTIATION

15.01 All the contracts under negotiation by and between WIPRO and any other third party as of the Effective date shall be negotiated and executed by and between the Company and the third party.

16     DEALER AND FRACHISEE CHANNEL CONTRACTS

       The Dealer and Franchisee Channel contracts shall be transferred/assigned to the Company by way of appropriate instruments (as set out in Novation Agreement in Exhibit F to this Agreement ) within one month from the effective date or such date as may be extended by the Parties unless specifically waived by Wipro.

       With respect to Dealer and Franchisee Channel contracts which require the consent of the dealer or franchisee as the case may with whom WIPRO has contracted, prior to such transfer or assignment, WIPRO shall take all steps as may be necessary to obtain such consent within a period of one month. If the dealer or franchisee as the case may be does not give consent within such stipulated period, WIPRO shall be under no obligation to transfer/assign the particular contract.

17     OTHER CONTRACTS

       All other contracts shall be transferred/assigned to the Company by way of appropriate instruments (as set out in Novation Agreement in Exhibits G1 and G2 to this Agreement) within one month from the effective date or such date as may be extended by the Parties.

       With respect to all other contracts which require the consent of the third party with whom WIPRO has contracted, prior to such transfer or assignment, WIPRO shall take all steps as may be necessary to obtain such consent within a period of one month. If the third party does not give consent within such stipulated period, WIPRO shall be under no obligation to transfer/assign the particular contract.

18     PRINCIPAL AND COLLABORATOR CONTRACTS

18.01  All Principal and Collaborator contracts as detailed in Part A of
       Schedule 4) shall be transferred / assigned to the Company by way of appropriate instruments (as set out in Novation Agreement in Exhibit H to this Agreement) within one month from the Effective Date or such date as may be extended by the Parties.

18.02 With respect to the Principal and Collaborator Contract as detailed in Part A of Schedule 4 which require the consent of the Principal and/or Collaborator with whom WIPRO has contracted, prior to such transfer / assignment of the rights under this Agreement, WIPRO and Purchaser shall take all steps as may be necessary to obtain such consent within the period stipulated in Clause 19.01.

18.03 If the principal or collaborator as the case may be does not give consent within such stipulated period, WIPRO shall be under no obligation to transfer / assign the rights under that particular Contract.

18,04 With respect to the principal and collaborator contractor as detailed in Part B of Schedule 4 which require the consent of the principal and collaborator with whom WIPRO has contracted, prior to assigning the rights enjoyed by WIPRO post expiration of the contract, WIPRO and the Company shall use their best efforts as well as take all steps as may be necessary to assign such rights subject however to obtaining the consent within the period stipulated in Clause 18.01.

18.05 If the principal and/or collaborator does not give consent within such stipulated period WIPRO and the Company shall mutually agree the methodology to be pursued to enable the Company to enjoy the rights under the particular contract alternative .

19     WIPRO NAME AND WIPRO BRAND NAME

19.01 For a period of one year from the effective date or until the expiry of 6 months prior to an Initial Public Offering whichever is later, WIPRO shall permit the Company to use the "Wipro" name as part of the Company's name.

19.02 Immediately upon expiry of the term stipulated in clause 19.1, the Company shall take all steps as may be necessary to delete the name "Wipro" from the Company's name.

19.03 For a period of three years from Effective date, WIPRO shall permit the Company to use the Wipro brand name in relation to its existing products.

19.04 For a period of three years from Effective date, the Company shall be entitled to use the Wipro brand name in relation to any new products subject however to WIPRO specifically consenting in writing for the grant of a licence.

19.05 The usage of the Wipro name shall be subject to such terms and conditions as well as the provisions contained in the Trademark License Agreement to be executed by and among WIPRO, the Company and Wipro Trademarks Holding Limited.


20     TRANSFER OF EMPLOYEES

20.01 The Company has agreed to employ on and from the Effective Date and WIPRO has agreed to release from its employment the Employees as per the terms and conditions contained in the Employee Transfer Agreement.


21     TRANSITION PROVISIONS

21.01 After the Effective date and upto the time specified in clause 21.03 herein, WIPRO shall permit to the extent feasible:

(a) credit all monies received from the customers of the Business customers to the PSD Account and shall instruct the concerned bank to transfer the amounts received into that account on a periodic basis to an account designated by the Company.

(b) accept in its name all purchase orders from all the customers of the Business both existing as well as future and shall forward the same to the Company;

(c) permit the Company to raise invoices on the customers of the Business (where absolutely necessary) in its name on a monthly basis;

(d) permit the Company to correspond in its name with the customers of the Business both existing as well as future;

(e) permit the Company to issue delivery challans, brochures, pamphlets in its name in respect of despatches relating to the Business;

(f) extend the banking facilities of WIPRO (subject to the consent of the banks involved) to the Company;

(g) authorise specified representatives of the Company to take actions in compliance of paragraphs (b) to (e) above.

(h) Management of the provident fund, gratuity and pension funds for the Employees;

(i) use the office and warehouse premises of WIPRO on a shared basis as well as the use of the telephone, fax, and other communication equipments, etc.


21.02 In consideration of WIPRO giving its permission to the Company to do any or all of the actions contemplated in Clause 21.01, the Company agrees to pay and to indemnify WIPRO against all costs, expenses, liabilities or claims (whether known or unknown, asserted or unasserted, matured or unmatured, absolute or contingent, liquidated or unliquidated, incurred directly or consequential or due or to become due) arising from or as a result of WIPRO complying with the provisions of Clause 21.01.

21.03 WIPRO has agreed to do the actions contemplated in Clause 21.01 till such time as the Company is able to put in place alternate arrangements and take on the responsibility itself. The Company confirms that it shall make the alternate arrangements forthwith and without delay and in any event, within a period of four months from the Effective Date. Provided that WIPRO shall, at its own discretion, be entitled to extend the period of four months for any or all of the action contemplated in Clause 19.01.

22     POST-COMPLETION MATTERS AND INDEMNITIES

22.01 From the Effective Date and in accordance with the provisions of this Agreement, Vendor shall cease to carry on the Business and the Company shall be thereafter entitled to carry on the Business in succession to WIPRO. Consequently, the Company shall bear all cost and expenses relating to the Business and shall be entitled to receive from WIPRO all amounts received by WIPRO from the customers of the Business.

22.02 The Company shall after Completion Date perform on its own account all the obligations of WIPRO in relation to the Business (and in particular in relation to the Licenses, Registrations, Leased Assets, Principal and Collaborator Contracts, Contracts under negotiation, other contracts Dealer and Franchisee contracts) in relation to which the benefit is hereby transferred / agreed to be transferred. Consequently, the Company shall indemnify and keep indemnified WIPRO against all actions, claims, costs, liabilities and expenses (whether known or unknown, asserted or unasserted, matured or unmatured, absolute or contingent, liquidated or unliquidated, incurred directly or consequential or due or to become due) brought against or incurred by WIPRO as a result of any act, omission or delay by the Company after Completion Date in relation to the Business.

22.03 The Parties confirm that, except as provided in this Agreement, from the Effective Date, neither Party shall have any claim against the other.


22.04 WIPRO and Purchaser hereby mutually agree and undertake that for a period of 3 years from the Effective Date neither Vendor, the Company nor the Promoter shall solicit or hire the employees of the other without obtaining the prior written consent of the other.

23     REPRESENTATIONS AND WARRANTIES

23.01  As of the date of this Agreement, WIPRO represents and warrants as under:

(a) That is has the power to sell the Business in accordance with the terms of this Agreement and has in this connection, obtained all necessary internal approval for the transfer of the Business.

(b) Except as provided in this Agreement and except as stipulated by applicable law or separately disclosed to the Company by way of a disclosure letter, the Business is not subject to any encumbrance, mortgage, charge, pledge or lien or any other form of security interest.

23.02 As of the date of this Agreement, the Company represent and warrant as under:

(a) That it is duly and validly organised and incorporated under the laws of India.

(b) That is has obtained all requisite internal approvals to enter into and deliver this Agreement and perform the obligations hereunder.

(c) The provisions of this Agreement and all related documentation to implement the provisions of this Agreement constitute legal, valid and binding obligations and are enforceable against itself in accordance with the terms of this Agreement, subject to insolvency laws and such other laws affecting the enforcement of creditor's rights in general.

(d) There is nothing under applicable law nor any provision in its constitutional documents which would prohibit, conflict with or in any way prevent the execution, delivery or performance of the terms of this Agreement.

24.    MISCELLANEOUS

24.01 Stamp duty and registration charges and all other levies or duties in respect of the sale and purchase of the Business shall be borne and paid for by the Company. All other out of pocket expenses and lawyers fees, if any, shall be borne by the party incurring the same.

24.02 Each notice, demand or other communication given or made under this Agreement shall be in writing and delivered or sent to the relevant Party at its address or fax number set out below (or such other address or fax number as the addressee has by five (5) days' prior written notice specified to the other Party):

     To WIPRO:  Corporate Vice President - Legal and Company Secretary
                          Wipro Limited,
                          Doddakannelli, Sarjapur Road,
                          Bangalore - 560 035
                          Fax: (91-80) 8440051


     To the Company:  Chief Executive Officer
                          Wipro ePeripherals Limited
                          40/1A, Basappa Complex
                          Lavelle Road
                          Bangalore -
                          Fax: (91-80) 2270378


     To the Promoter :    Ram N Agarwal
                          209/1B, HAL II Stage
                          16 B Main
                          Bangalore 560 008

     Any notice, demand or other communication so addressed to the relevant Party shall be deemed to have been delivered (a) if given or made by letter, when actually delivered to the relevant address and (b) if given or made by fax, when despatched.

24.03 If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby.

24.04  This Agreement shall not be assignable by any of the Parties.

24.05 This Agreement (together with any documents referred to herein) constitutes the whole agreement between the parties and it is expressly declared that no variations and / or amendments hereof shall be effective unless made in writing.

24.06 The provisions of this Agreement including the representations, warranties and undertakings herein contained, insofar as the same shall not have been fully performed at Completion, shall remain in full force and effect notwithstanding Completion.

24.07 The parties hereto shall do and execute or procure to be done and executed all such further acts, deeds, things and documents as may be necessary to give effect to the terms of this Agreement and to effect the transfer of the Business to the Company as contemplated hereunder.

24.08 This Agreement is governed by and construed in accordance with Indian law.

24.09 Any and all disputes, questions, differences or claims under or in relation to this Agreement shall first be negotiated by and between the Parties. At any time during the negotiations, either of the Parties can refer the dispute, question, difference or claim to arbitration in Bangalore, in accordance with the provisions of the Arbitration and Conciliation Act, 1996.

24.10 Subject to Clause 24.09, the courts in Bangalore alone shall have jurisdiction in relation to this Agreement.


IN WITNESS WHEREOF this Agreement has been executed on the day and year first above written.



SIGNED by Suresh C Senapaty
Corporate Executive VP-Finance                    )
for and on behalf of WIPRO                        )
in the presence of: Satish Menon                  )
Corporate Vice President-Legal & Company Secretary

SIGNED by  Ram N Agarwal                          )
for and on behalf of THE COMPANY                  )
in the presence of: G Srinivasan

SIGNED by  Ram N Agarwal                          )
for and on behalf of THE PROMOTERS                )
in the presence of: G Srinivasan

                                  SCHEDULE 1
                                 Factory Land



                                  SCHEDULE 2
                               Factory Building



                                  SCHEDULE 3
                             Intellectual Property
PART A - INTELLECTUAL PROPERTY WHICH INCLUDES THE NAME WIPRO AS SUFFIX OR PREFIX
                   PART B - ALL OTHER INTELLECTUAL PROPERTY



                                  SCHEDULE 4
                     Principal and Collaborator contracts
            PART A - EXISTING PRINCIPAL AND COLLABORATOR CONTRACTS
             PART B - EXPIRED PRINCIPAL AND COLLABORATOR CONTRACTS